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                                                                    Exhibit 10.8

                     FNF STARTER REPOSITORY ACCESS AGREEMENT

This FNF Starter Repository Access Agreement (this "Agreement"), dated __________, 2004 (the "Effective Date"), is entered into between, Fidelity National Financial, Inc., a Delaware corporation with its principal place of business at 601 Riverside Avenue, Jacksonville, FL 32204 ("FNF") and Fidelity National Information Services, Inc., a Delaware corporation with its principal place of business at 601 Riverside Avenue, Jacksonville, FL 32204 ("FNIS"), for itself on behalf of those of its direct and indirect subsidiaries as are listed on Schedule A hereto. FNF and FNIS shall hereinafter be referred to as a "Party" and collectively, as the "Parties."

                                   WITNESSETH:

      WHEREAS, the Customers wish to have access to certain records and/or data (the "Starters" as defined below) owned by FNF or its subsidiaries;

      WHEREAS, FNF is willing to provide such access, subject to the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1.    CERTAIN DEFINITIONS.

Customer. "Customer" means FNIS, as well as each user specifically identified on Exhibit A hereto so long as such user is a direct or indirect subsidiary of FNIS. Issuing Agency Agreement.

"Issuing Agency Agreement" is an agreement pursuant to which an entity is designated as a title agent, authorized to write title business for a principal.

L&Vs. "L&Vs" consist of that portion of a Starter record related to the legal description of the real property and vesting information of the owners thereof. L&V Retrieval. "L&V Retrieval" means any instance where an L&V is selected by a Customer for viewing or data retrieval in connection with a particular Starter record. A fee is incurred, as set forth below, upon each Successful Retrieval.

Starters. "Starters" consist of electronic copies of previously issued title products, which may include policies, commitments, preliminary reports, guarantees and binders as well as some electronic data elements of the information contained in such electronic copies.

Starter Retrieval. A "Starter Retrieval" means any instance when a Starter is selected by a Customer for viewing or data retrieval, which may include an image of the applicable previously issued title products or any electronic data elements from such products. A fee is incurred, as set forth below, upon each Successful Retrieval.


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Starter Repository. The "Starter Repository" is a database of certain Starters selected by FNF for inclusion.

Successful Retrieval. A "Successful Retrieval" means: (1) in connection with a L&V Retrieval, the return of data containing a legal description and vesting in a format generally recognized in the geographic area where the property is located; (2) in connection with a Starter Retrieval, the return of a product image and/or data in a form and containing those elements generally contained on such product in the geographic area where the property is located.

2.    ACCESS.

      (a) Access. FNF hereby grants to each Customer non-exclusive access to the Starter Repository, subject to the provisions hereof. Customers may, with technical information from FNF available on request, create proprietary means of technical access to the Starter Repository (an "Access Program"), subject however to compliance with any security protocols or technology that FNF may reasonably specify. FNF shall have no duty to pay for, support, accommodate, or update any such Access Program. Using such Access Program, Customers may access the Starter Repository. FNF may restrict, or may be restricted from allowing, a Customer from using certain records and materials in the Starter Repository. It is understood and agreed that, during the first year of this Agreement, FNF shall provide access availability to the Starter Repository in a nature and quality reasonably comparable to the access availability provided by FNF during the year immediately prior to the execution of this Agreement.

      (b) Format. The data and materials included in the Starter Repository are maintained in one or more formats or media determined from time to time by FNF and FNF reserves the right to modify any such format or medium from time to time, subject to the notification provisions contained in Section 2(d).

      (c) Security. In connection with a Customer's access to the Starter Repository provided hereunder, FNF may establish identification codes and password security. In such event, a Customer shall be responsible for choosing one or more secure passwords and for keeping all passwords secret. In the event of a security breach or unauthorized access to the Starter Repository, each Customer agrees to contact FNF immediately upon discovering such a breach. Such Customer is responsible for the results of, and any costs incurred as a result of, any such unauthorized access until notice of such a security breach is given to FNF. FNF reserves the right to check the security of Customer passwords, if password security is implemented. In such event, if a Customer password is found to be unsecured, FNF shall immediately notify Customer and work with Customer to implement an appropriate security password. Each Customer agrees to not (i) attempt to bypass any security mechanisms in place on any FNF system hosting the Starter Repository, or (ii) use any FNF system or service to attempt to bypass any security mechanisms in place on any other FNF system, including, but not limited to, running any password cracking software, or attempting to access a system that such Customer knows or reasonably should know it is not authorized to access in the manner or to the extent attempted.

      (d) Systems Changes. It is anticipated that FNF may, during the term of this Agreement, but without obligation to do so, make certain systems enhancements in the methods of input, storage or retrieval or make other changes to the Starter Repository or its databases. It is


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agreed by each Customer that FNF will have the right to make enhancements, changes or additions which require the Customer's use of new methods for access or changes to the Access Program. FNF agrees to provide advance written notice of any such enhancements, changes or additions to Customer with as much lead time as possible, but in no event less than sixty (60) days. FNF will make available any such enhancements, changes or additions to Customer without additional cost.

3.    FEES AND PAYMENT

      (a) Fees. FNIS will pay FNF a fee in the amounts set forth on Exhibit B for each Successful Retrieval in connection with a Starter Retrieval and L&V Retrieval by the Customers (the "Starter Retrieval Fee" and the "L&V Retrieval Fee" respectively and collectively, the "Access Fees"). The Access Fees do not include taxes. FNIS will pay, or reimburse, FNF for payment of, any applicable sales, use, personal property or similar taxes and any government charges based on transactions hereunder, exclusive of corporate income or franchise taxes based on FNF's net income. FNF may increase the Access Fees for each Starter Retrieval and L&V Retrieval annually, effective on the anniversary date of this Agreement, by an amount equal to the percentage amount indicated by the annual change in the Consumer Price Index for urban wage earners and clerical workers for the national average as compiled by the U.S. Department of Labor, Bureau of Labor Statistics ("Index") for the twelve (12) month period most immediately preceding the adjustment date for which such data has been compiled.

      (b) Payment. FNIS shall provide to FNF, (1) on the fifteenth (15th) day of each month during the term of this Agreement, an accurate count of the number of Starter Retrievals and L&V Retrievals made by each Customer during the previous month and (2) within thirty (30) days of providing such count, payment in full for such Starter Retrievals and L&V Retrievals contained in the Customer count based on the Access Fees. FNIS agrees that it shall be responsible for payment to FNF for the number of Starter Retrievals and L&V Retrievals made by each Customer. FNF shall not be responsible for notifying any Customer about unusual patterns in the frequency or duration of such access. FNF shall have the right to receive from each Customer more detailed information regarding the number of Starter Retrievals and L&V Retrievals in the event that FNF has reason to believe that the information or number of Starter Retrievals and L&V Retrievals for a particular period is inaccurate. FNIS will be in breach of this Agreement whenever FNIS fails to pay in full any undisputed sum on behalf of any Customer due to FNF for a period of thirty (30) days after FNF provides written notice of non-payment to FNIS. To cure that breach, the sum then due, plus a late payment fee equal to ten percent (10%) of the sum then due (or the maximum rate or amount allowed by applicable law if less), must be paid by FNIS to FNF.

      (c) Audit. FNF shall have the right to audit the records of each Customer, at the expense of FNF, to verify the correctness of the information provided on behalf of each Customer regarding the number of Starter Retrievals and L&V Retrievals and the sums being paid to FNF on behalf of each Customer for such Starter Retrievals and L&V Retrievals. These audits shall be conducted during normal business hours so as not to unreasonably interfere with the normal business operations of such Customer. If the audit discloses that such FNIS under-reported fees to FNF, FNIS shall pay promptly such under-reported amount, together with interest at the rate


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of ten percent (10%) (or the maximum rate or amount allowed by applicable law if less). In addition, if such under-reported amount is in excess of five percent (5%) of the reported amount for the period covered by the audit, then FNIS shall promptly reimburse FNF for its reasonable audit expenses.

4.    TERM

      (a) Term. Unless sooner terminated in accordance with the provisions hereof, this Agreement shall continue for a period of one year from the date hereof, and renew automatically, effective upon each anniversary of this Agreement, for successive annual terms, so long as neither Party has provided notice in writing to the other Party, of its intention to terminate this Agreement, such notice to be given on or before the sixtieth (60th) day prior to the applicable termination.

      (b) Termination. If FNF or any Customer is in material breach of this Agreement and FNF or such Customer, as the case may be, does not cure such breach within thirty (30) days after receipt of written notice specifying the breach, then this Agreement may be terminated by (i) FNF, if any Customer is in breach or (ii) FNIS, if FNF is in breach. Failure by any Party to declare a termination of this Agreement for the breach of any one or more of the provisions hereof or a failure of any Party to take action under the provision hereof shall not be construed as a waiver of the breach or any subsequent breach. Notwithstanding the above termination, in the event of termination for FNF's breach, Customers shall continue to receive access to the Starter Repository until such time as they have found a reasonably acceptable alternative to obtain the same or substantially similar benefit, but in no event longer than ninety (90) days after the initial occurrence of an uncured breach, and FNIS shall continue to pay for such access in accordance with Section 3 hereof. Following FNF's notice of termination, FNIS agrees to find an alternative means to obtaining the same benefits as quickly as reasonably possible. This Agreement shall be automatically terminated upon the filing of a petition in bankruptcy by a Party, or the appointment of a receiver for a Party, or the adjudication in bankruptcy on an involuntary partition against a Party, or if a general assignment of a Party's assets occurs for the benefit of such Party's creditors. The rights under this Agreement as to a particular Customer shall be automatically terminated by FNF as to such Customer upon the filing of a petition in bankruptcy by such Customer, or the appointment of a receiver for such Customer, or the adjudication in bankruptcy on an involuntary petition against such Customer, or if any general assignment for the benefit of such Customer's creditors, of its assets, occurs. In the event that the rights of a particular Customer under this Agreement are terminated because such Customer is no longer a direct or indirect subsidiary of FNIS, the termination of such rights shall not be deemed a termination of this Agreement with respect to the other Customers.

5.    OWNERSHIP AND USE

      (a) Ownership. All data, information, images and other materials contained in the Starter Repository and all programs, databases, specifications, manuals and documentation relating thereto (including without limitation, compression, storage, and retrieval techniques and formats and any enhancements made thereto) are and shall remain the property of FNF or its providers. FNIS agrees to treat and agrees to cause each Customer to treat all proprietary informa-


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tion of FNF as confidential and agrees to make it available solely to itself, the Customers, their employees or authorized representatives who have a need to know. Each Party further agrees not to make copies of the other Party's confidential information or the confidential information of Customers, and not to obscure or remove any notice of proprietary rights or confidentiality thereon. Upon termination of this Agreement, each Party shall return all confidential information of the other Party, and in the case of FNF, the confidential information of Customers, provided to it pursuant hereto.

FNF warrants that it is the owner of, or has full right to provide access to each Customer to, all of the records and data contained in the Starter Repository and all programs, databases, specifications, manuals and documentation relating thereto (including without limitation, compression, storage, and retrieval techniques and formats and any enhancements made thereto) on the terms herein.

      (b) Customer Use. Records and data in the Starter Repository made available to any Customer under this Agreement are to be used by such Customer solely in accordance with the terms hereof.

      (c) Use of Information. Each Customer shall use records and data in the Starter Repository only for the purpose of issuing title insurance and other products in its ordinary course of business. Each Customer shall make no further distribution, by sale, lease or otherwise, of any access to records and data in the Starter Repository, nor enable any third party to access or to make use of any such records or data in the Starter Repository provided to, or accessible by, Customer under this Agreement except in accordance with Customer's ordinary course of business. FNF shall make no distribution, by sale, lease or otherwise, of Customer confidential information, if any, nor enable any third party to access or to make use of any such Customer confidential information provided to, or accessible by, FNF under this Agreement except in accordance with FNF's ordinary course of business.

      (d) Nonexclusive Use. The Parties recognize that FNF shall continue to use the Starters and L&Vs in the usual and ordinary course of business and may furnish access to Starters and L&Vs, including the same Starters and L&Vs, to other customers.

      (e) Advertisement of Use or Ownership. During the term of this Agreement, none of the Customers shall publicize that such Customer owns, possesses or controls any Starters or L&Vs or has any interest therein except such rights as are specifically granted to Customer by this Agreement.

      (f) Due Care. Each Customer agrees to exercise due care in accessing the Starter Repository hereunder so as to prevent the alteration or destruction of records or data therein. Each Customer agrees that it shall be liable to FNF (or, if applicable, its providers) for loss or damage related to such alteration or destruction arising out of (i) a failure to exercise due care or (ii) an intentional, dishonest or fraudulent act of an employee of Customer.

      (g) Remedy. In the event that a Customer makes any unauthorized copy or copies of records or data in the Starter Repository, or FNF ceases to provide access to the Starter Reposi-


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tory or the records and data in the Starter Repository in accordance with this
Agreement, the Parties acknowledge and agree that: (A) remedies at law will not adequately compensate FNF or FNIS, as the case may be; (B) FNF or FNIS, as the case may be, may suffer irreparable harm; and (C) FNF or FNIS, as the case may be, shall be entitled, not only to its damages, but also to seek injunctive relief, without the necessity of posting bond.

6.    WARRANTY EXCLUSION; DISCLAIMERS; LIMITATION OF LIABILITY

THE INPUT AND RETRIEVAL OF THE INFORMATION CONTAINED IN ANY FNF COMPUTER SYSTEM IS SUBJECT TO THE RISKS OF TEMPORARY INTERRUPTION BY REASON OF EQUIPMENT OR COMMUNICATIONS FAILURE ARISING OUT OF NUMEROUS CAUSES NOT WHOLLY WITHIN CONTROL OF FNF; FNF IS NOT A GUARANTOR OF AND DOES NOT WARRANT UNINTERRUPTED ACCESS TO THE STARTERS, THE L&VS, THE STARTER REPOSITORY, THEIR CONTINUITY, OR SUITABILITY FOR ANY PARTICULAR PURPOSE, FREEDOM FROM ERROR OR CONVEYANCE OF MALICIOUS COMPUTER CODE.

NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, FNIS AGREES AND WILL CAUSE EACH CUSTOMER TO AGREE THAT FNF SHALL INCUR NO LIABILITY TO ANY CUSTOMER IN THE EVENT OF ANY DAMAGE OR DESTRUCTION TO ANY CUSTOMER COMPUTER SYSTEM OR THE COMMUNICATIONS NETWORK THROUGH WHICH SUCH CUSTOMER ACCESSES SUCH COMPUTER SYSTEM, EXCEPT ARISING OUT OF ANY FNF (i) GROSS NEGLIGENCE, (ii) WILLFUL MISCONDUCT, (iii) IMPROPER USE OR DISCLOSURE OF CONFIDENTIAL INFORMATION, IF ANY, (iv) VIOLATIONS OF LAW, OR (v) INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF A PERSON OR ENTITY WHO IS NOT A PARTY HERETO OR THE SUBSIDIARY OF A PARTY HERETO. FNF SHALL NOT BE REQUIRED TO RECONSTITUTE, RESTORE OR RECONSTRUCT ANY COMPUTER SYSTEM DAMAGED BY REASON OF ITS USE IN CONJUNCTION WITH THE ACCESS PROVIDED HEREUNDER, EXCEPT ARISING OUT OF ANY FNF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

ACCESS TO THE STARTER REPOSITORY AND ALL INFORMATION OBTAINED THROUGH IT, WHETHER GENERATED BY FNF OR A PROVIDER, ARE LICENSED TO EACH CUSTOMER "AS IS". FNF ASSUMES NO DUTY TO CONTINUE TO AUGMENT, CORRECT OR REMOVE ANY INACCURATE INFORMATION OR NOTIFY CUSTOMERS OF ERRORS IN THE STARTER REPOSITORY. EACH CUSTOMER ASSUMES FULL RESPONSIBILITY FOR THE TANGIBLE AND BUSINESS RESULTS OF USE AND/OR RELIANCE UPON THE FNF STARTER REPOSITORY AND ANY OTHER FNF PROPERTY. NEITHER FNF NOR ITS PROVIDERS MAKE ANY IMPLIED WARRANTY OR REPRESENTATION, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ACCURACY OR COMPLETENESS OF STARTERS, L&VS, STARTER REPOSITORY OR ANY OTHER FNF PROPERTY MADE AVAILABLE TO ANY CUSTOMER IN TANGIBLE, ELECTRONIC OR OTHER FORM.


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DISCLAIMER OF LIABILITIES. EACH PARTY AGREES THAT IN NO EVENT SHALL THE OTHER
PARTY BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NEITHER FNF NOR ANY PROVIDER ASSUMES LIABILITY, AND SHALL NOT BE HELD LIABLE, TO ANY CUSTOMER OR TO ANY CUSTOMER'S CUSTOMERS OR INSUREDS, OR TO ANY OTHER PERSON, WHO MAY RELY UPON ANY TITLE POLICY, BINDER, GUARANTEE, ENDORSEMENT OR OTHER TITLE ASSURANCE, OR ANY STARTERS, ANY L&VS, OR OTHER FNF PROPERTY PROVIDED OR ACCESSED HEREUNDER (INCLUDING BY REASON OF ERROR OR OMISSION IN ANY INFORMATION OR RESULTING FROM THE USE OF ANY FNF PROPERTY).

7.    INDEMNITY

FNIS shall indemnify and cause each Customer to indemnify and hold FNF harmless from claims, liability, loss, damage or expense of whatever nature, including attorney's fees, arising as a result of any claims by third parties alleging or founded in any manner on any errors or omissions in the records or data contained in the Starter Repository. If such a claim is asserted, FNF shall promptly notify FNIS and the applicable Customer and, in the event of such notification, FNIS and such Customer may elect to defend FNF in any resulting action or litigation. FNIS and such applicable Customer may use for such purpose counsel of such FNIS' or Customer's choosing, approved in writing by FNF, at FNIS' or the Customer's expense. FNIS and such Customer shall also have the right, whether or not any action or litigation results, to compromise or settle any monetary claim on behalf of FNF, but at the sole cost of FNIS or such Customer.

FNF shall indemnify and hold each Customer harmless from claims, liability, loss, damage or expense of whatever nature, including attorney's fees, arising as a result of any claims by third parties alleging or founded in any manner on the warranties contained in Section 5(a). If such a claim is asserted, such Customer shall promptly notify FNF and, in the event of such notification, FNF may elect to defend such Customer in any resulting action or litigation. FNF may use for such purpose counsel of FNF's choosing, approved in writing by such Customer, at FNF's expense. FNF shall also have the right, whether or not any action or litigation results, to compromise or settle any monetary claim on behalf of such Customer, but at the sole cost of FNF.

In the event that any provider of records or data to the Starter Repository or other information to FNF fails to deliver (or delays the delivery of) such material or information, or if any provider materially and adversely modifies the conditions or cost to FNF of obtaining such material or information, then FNF, at its option, may suspend or terminate its relationship with such provider and any obligations to any Customer under this Agreement, upon no less than thirty (30) days written notice. FNF may contract for an alternate source of the same or similar records or data for the Starter Repository and, notwithstanding any contrary provision of this Agreement, increase the applicable fees or charges upon no less than thirty (30) days written notice, or a combination of the foregoing. FNF will incur no liability to any Customer with respect to any action or omission under this Section. In the event that a Customer receives a notice pursuant to this Section substituting records or data or access thereto or increasing the price thereof, then FNIS


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may terminate such access if it notifies FNF within thirty (30) days after receipt of notice from FNF regarding such data or access thereto.

8.    DISPUTE RESOLUTION

      (a) Dispute Resolution. If any Party institutes an action against the other for breach of this Agreement, either Party may, within sixty (60) days of service of the complaint in such action upon it, institute arbitration and the other Party shall cooperate to stay any other proceedings. Any such arbitration shall be conducted in accordance with the Rules of Commercial Arbitration of the American Arbitration Association ("AAA"). The arbitration shall be conducted in Jacksonville, Florida by a single arbitrator knowledgeable about title insurance and contracts. If the Parties have not agreed to a mutually acceptable arbitrator within thirty (30) days of the date of the notice to arbitrate, the arbitrator shall be selected by the AAA from its regularly maintained list of commercial arbitrators familiar with matters similar to the subject of this Agreement. The arbitrator shall conduct a single hearing for the purpose of receiving evidence and shall render a decision within thirty (30) days of the conclusion of the hearing. The Parties shall be entitled to require production of documents prior to the hearing in accordance with the procedures of the Federal Rule of Civil Procedure, shall exchange a list of witnesses, and shall be entitled to conduct up to five (5) depositions in accordance with the procedures of the Federal Rules of Civil Procedure. The decision of the arbitrator shall be binding and final. The arbitrator may award only compensatory damages, and not exemplary or punitive damages. In the event a Party asserts multiple claims or causes of action, some but not all of which are subject to arbitration under law, any and all claims subject to arbitration shall be submitted to arbitration in accordance with this provision.

      (b) Attorneys' Fees and Costs. Each Party shall bear its own costs, expenses and attorneys' fees and shall equally bear the costs of the arbitrator.

      (c) Parties to the Dispute. FNIS agrees that it alone shall, to the extent it is legally and reasonably able to do so, institute an action for breach of this Agreement against FNF on behalf of itself or on behalf of Customers. FNIS shall cause each Customer to agree that FNIS shall be the sole entity to institute an action for breach of this Agreement by FNF.

9.    DISASTER OR OTHER INTERRUPTION OF SERVICE

FNF shall not be held liable for any delay or failure in performance of any part of this Agreement from any cause beyond its reasonable control and without its fault or negligence, including, but not limited to, acts of God, acts of civil or military authority, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, terrorism and power blackouts. Upon the occurrence of a condition described in this Article that prevents FNF's performance, FNF shall give written notice to FNIS, and the Parties shall promptly confer, in good faith, to agree upon equitable, reasonable action to minimize the impact, on both Parties, of such conditions.


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10.   COMPETITION

This Agreement shall not operate to deny either Party or the Customers the right and opportunity to compete with each other, or to compete on an equal basis on the open market. Nothing contained in this Agreement is to be deemed to make any Party the agent of the other or to constitute an association, partnership or joint liability between the Parties. The Parties have no intention or thought to agree between themselves, or even to confer together, as to underwriting methods, as to fees or premiums to be charged by them to their customers, or as to any other processes or practices of either Party except as otherwise stated or prescribed by any Issuing Agency Agreement entered into between the Parties or, if applicable, their affiliates.

11.   COMPLIANCE BY CUSTOMERS

FNIS has the authority to cause and shall cause each other Customer to comply with the terms of this Agreement.

12.   MISCELLANEOUS

      (a) Interpretation. This Agreement is to be construed under the laws of the State of Florida. If any one or more of the terms, provisions, promises, covenants or conditions of this Agreement, or their application to any person, corporation, other business entity, or circumstance is to any extent adjudged invalid, unenforceable, void or voidable for any reason by a court of competent jurisdiction, each and all of the remaining terms, provisions, promises, covenants and conditions of this Agreement and their application to other persons, corporations, business entities, or circumstances shall not be affected and shall be valid and enforceable to the fullest extent permitted by law. This Agreement shall not be construed against the Party preparing it, but shall be construed as if both Parties prepared this Agreement. The headings of each section and paragraph are to assist in reference only and are not to be used in the interpretation of this Agreement. Nothing contained in this Agreement is to be deemed to constitute an association, partnership or joint liability between the Parties.

      (b) No Assignment or Transfer. This Agreement cannot be assigned, in whole or in part, by either Party by operation of law or otherwise, without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Any assignment in contravention of this Section shall be void.

      (c) Benefit. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement is solely for the benefit of the Parties hereto and no third party will have the right or claim to the benefits afforded either Party hereunder.

      (d) Compliance with Laws and Regulations. FNIS agrees to use and agrees to cause each Customer to use information received from FNF in compliance with all applicable Federal, State and local laws and regulations, including without limitation, Fair Credit Reporting Act (U.S.C.A. Title 15, Chapter 41, Subchapter
III), as amended from time to time.


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
      (e) Survival. Following the expiration or termination of this Agreement, whether by its terms, operation of law or otherwise, all terms, provisions or conditions required for the interpretation of this Agreement or necessary for the full observation and performance by each Party hereto of all rights and obligations arising prior to the date of expiration or termination, shall survive such expiration or termination.

      (f) Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes and integrates all prior and contemporaneous agreements, representations and understandings of the Parties, oral and written, pertaining to the subject matter hereof. Except for any deletion of a Customer from Exhibit A because the Customer is no longer a direct or indirect subsidiary of FNIS (which deletion and the termination of rights under this Agreement as to that Customer shall be automatic upon the change of ownership of such Customer) and except as permitted with regard to Exhibit B pursuant to Section 3(a), no supplement, modification, or amendment of this Agreement or any Schedules or Exhibits hereto shall be binding unless executed in writing by the Parties. No waiver of any of the provisions of this Agreement is to be considered a waiver of any other provision, whether or not similar, nor is any waiver to constitute a continuing waiver. No waiver shall be binding unless set forth in a writing executed by the Party making the waiver. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

      (h) Schedules. Each of the Schedules, Addenda and Exhibits attached to this Agreement (initially or by way of amendment) is incorporated herein by reference as if set forth in full.

      (i) Notices. All written notices permitted or required to be given under this Agreement may be personally delivered to the office of the other Party, or shipped via a nationally recognized overnight courier service, or mailed to the office of the other Party by Certified United States Mail, or sent by electronic mail. Each notice shall be addressed to the address set forth under the Party's signature. Any notice delivered hereunder will be effective on the date delivered when delivered personally or by overnight courier, or on the third business day after mailing if mailed by Certified United States Mail, or on the date delivered when sent by electronic mail. Either Party may, by written notice to the other via first class mail, change its address for notices.


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      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the
Effective Date.

Fidelity National Financial, Inc.:    Fidelity National Financial Services, Inc.

A Delaware corporation                A Delaware corporation

By: _________________________________ By: __________________________________

Title: ______________________________ Title: _______________________________

Print Name: _________________________ Print Name: __________________________

Date: _______________________________ Email Address: _______________________

                                      Date: ________________________________





Address for Notices:                          Address for Notices:

  Fidelity National Financial, Inc.             Fidelity National Information
  601 Riverside Avenue                          Services, Inc.
  Jacksonville, FL 32204                        601 Riverside Avenue
  Attn: Corporate Director of IT                Jacksonville, Florida  32204
                                                Attention:  General Counsel


With a copy to:

  Fidelity National Financial, Inc.
  601 Riverside Avenue
  Jacksonville, FL 32204
  Attn: General Counsel



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